UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2023

NRG ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15891 (Commission File Number)	41-1724239 (IRS Employer Identification No.)

910 Louisiana Street, Houston, Texas 77002

(Address of principal executive offices, including zip code)

(713) 537-3000
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	NRG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) is being filed by NRG Energy, Inc. (“NRG” or the “Company”) to amend the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 20, 2023 (the “Initial Form 8-K”), solely to supplement the Company’s disclosure under Item 5.02 of the Initial Form 8-K. This Amendment provides a description of the compensation of: (i) Lawrence Coben, in connection with his appointment as Interim President and Chief Executive Officer; (ii) Anne Schaumburg, in connection with her appointment as the Company’s lead independent director; and (iii) Lisa Donohue, in connection with her appointment as chair of the CEO Search Committee of the Board of Directors. At the time of the filing of the Initial Form 8-K, the compensation in connection with the foregoing appointments had not yet been determined. This Amendment does not otherwise modify or update any other disclosures in the Initial Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2023, the Board of Directors (the “Board”) of the Company, upon the recommendation of the Compensation Committee of the Board, approved the following compensation packages for Dr. Coben, Ms. Schaumburg and Ms. Donohue.

As Interim President and CEO, Dr. Coben has elected to receive an annual base salary of $100,000 with the remainder of his total annualized compensation in the form of Restricted Stock Units (“Interim CEO RSUs”). The total amount of Interim CEO RSUs delivered to Mr. Coben will be prorated for the time spent in the role for the one year measured from November 17, 2023 to the date on which Dr. Coben steps down as Interim President and CEO, which will equate to $993,750 per month of service. To the extent vested based upon his service, the Interim CEO RSUs will be payable over three years in increments of one-third of the vested amount on each anniversary of the grant date and subject to forfeiture at any point prior to payment for a termination for cause. During his tenure as Interim President and CEO, Dr. Coben will not receive separate compensation as a non-employee director or Chair of the Board.

Ms. Schaumburg will receive a retainer of $45,000, of which fifty percent (50%) will be paid in cash and fifty percent (50%) will be paid in equity in the form of Deferred Stock Units. No other changes are being made to Ms. Schaumburg’s compensation pursuant to the Company’s director compensation plan.

Ms. Donohue will receive a retainer of $20,000, of which fifty percent (50%) will be paid in cash and fifty percent (50%) will be paid in equity in the form of Deferred Stock Units. No other changes are being made to Ms. Donohue’s compensation pursuant to the Company’s director compensation plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc.
(Registrant)

Dated: December 13, 2023	By:	/s/ Christine A. Zoino
Christine A. Zoino
Corporate Secretary

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